           As filed with the Securities and Exchange Commission on July 19, 2001

                                                           Registration No. 333-

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                   UNDER THE
                             SECURITIES ACT OF 1933

                             MIDDLEFIELD BANC CORP.
             (Exact name of registrant as specified in its charter)



Ohio                                                             34-1585111
(State or Other Jurisdiction                                    (IRS Employer
of Incorporation or Organization)                            Identification No.)

             15985 East High Street, Middlefield, Ohio  44062-9263
                   (Address of Principal Executive Offices)

                             1999 Stock Option Plan
                            (Full Title of the Plan)

     Thomas G. Caldwell                       Copies to:
     President and Chief Executive Officer    Francis X. Grady, Esq.
     Middlefield Banc Corp.                   Grady & Associates
     15985 East High Street                   20950 Center Ridge Road, Suite 100
     Middlefield, Ohio  44062-9263            Rocky River, Ohio 44116-4307
     (440) 632-1666                           (440) 356-7255
     (Name, Address and
     Telephone Number of Agent for Service)

                                                  CALCULATION OF REGISTRATION FEE
====================================================================================================================================
Title of Each Class Of Securities To      Amount To Be      Proposed Maximum Offering       Proposed Maximum           Amount Of
           Be Registered                   Registered            Price Per Share         Aggregate Offering Price   Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
common stock, no par value              7,000 shares /(1)/  $                   31.75    $                222,250   $          55.56
common stock, no par value              2,500 shares /(1)/  $                   31.00    $                 77,500   $          19.38
common stock, no par value             11,480 shares /(1)/  $                   24.00    $                275,520   $          68.88
common stock, no par value             93,886 shares /(1)/  $             17.29 /(2)/    $        1,623,289 /(2)/   $   405.82 /(2)/
------------------------------------------------------------------------------------------------------------------------------------
          Total                       114,866 shares        $         19.14 (average)    $              2,198,559   $         549.64
====================================================================================================================================

     (1) Shares of Middlefield Banc Corp. common stock issuable upon exercise of options granted (totaling 20,980 shares) or that may be granted hereafter (up to 93,886 shares) under the 1999 Stock Option Plan, together with an indeterminate number of additional shares to adjust the number of shares issuable under the plan as a result of stock splits, stock dividends and similar changes in outstanding common stock, as provided in Rule 416(a) under the Securities Act of 1933.

     (2) Estimated solely for the purpose of calculating the amount of the registration fee. Consistent with Rule 457(h) under the Securities Act of 1933, the price per share is estimated to be $17.29, the book value per share of Middlefield Banc Corp. common stock on June 30, 2001.

                                    PART I
             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     In accordance with the instructions to Part I of Form S-8, the information required to be set forth in Part I of Form S-8 has been omitted from this Registration Statement.

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



     This Form S-8 Registration Statement is filed for the purpose of registering the offer, sale and issuance of shares of Middlefield Banc Corp. common stock, without par value, to be issued upon exercise of options granted or to be granted from time to time under Middlefield Banc Corp.'s 1999 Stock Option Plan. An aggregate of up to 114,866 shares of Middlefield Banc Corp. common stock may be issued upon exercise of options under the 1999 Stock Option Plan. The aggregate number of shares that may be issued under the 1999 Stock Option Plan is subject to adjustment for stock dividends, stock splits or similar changes in the outstanding shares of common stock.

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

        The following documents are incorporated by reference in this registration statement:

        (a) Middlefield Banc Corp.'s Registration Statement on Form 10-12G, filed with the Securities and Exchange Commission on April 17, 2001 and amended June 14, 2001 by Amendment No. 1 (File No. 033-23094),

        (b) Middlefield Banc Corp.'s Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, and

        (c) The description of Middlefield Banc Corp.'s common stock contained under the caption "Description of Securities" in the Form 10-12G Registration Statement of Middlefield Banc Corp., as filed with the Securities and Exchange Commission on April 17, 2001 and amended June 14, 2001 by Amendment No. 1 (File No. 033-23094).

     All documents subsequently filed by Middlefield Banc Corp. under Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.  DESCRIPTION OF SECURITIES

     Not applicable

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     The validity of the issuance of the Middlefield Banc Corp. common stock being registered on this Form S-8 registration statement will be passed upon by Grady & Associates, 20950 Center Ridge Road, Suite 100, Rocky River, Ohio 44116-4307.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Middlefield Banc Corp.'s Regulations provide in Article VIII for indemnification of directors and officers, as follows:

          "SECTION 1 - INDEMNIFICATION. The Corporation shall indemnify, to the full extent then permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (and including, without limitation, any action, suit or proceeding by or in the right of the Corporation or otherwise), by reason of the fact that he is or was a member of the Board of Directors or an officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Corporation shall pay, to the full extent then required by law, expenses, including attorney's fees, incurred by a member of the Board of Directors in defending any such action, suit or proceeding as they are incurred, in advance of the final disposition thereof, and may pay, in the same manner and to the full extent then permitted by law, such expenses incurred by any other person. The indemnification and payment of expenses provided hereby shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under any law, the Articles, any agreement, vote of shareholders or disinterested members of the Board of Directors, or otherwise, both as to action in official capacities and as to action in another capacity while he or she is a member of the Board of Directors, or an officer, employee or agent of the Corporation, and shall continue as to a person who has ceased to be a member of the Board of Directors, trustee, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

          "SECTION 2 - INSURANCE. To the full extent then permitted by law and authorized by the Board of Directors, the Corporation may purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit or self-insurance, on behalf of or for any persons described in Section 1 of this article against any liability asserted against and incurred by any such person in any such capacity, or arising out of his status as such, regardless of whether the Corporation would have the power to indemnify such person against such liability. Insurance may be purchased from or maintained with a person in which the Corporation has a financial interest.

          "SECTION 3 - AGREEMENTS. Upon approval by the Board of Directors, the Corporation may enter into agreements with any persons whom the Corporation may indemnify under these Regulations or under law and undertake thereby to indemnify such persons and to pay the expenses incurred by them in defending any action, suit or proceeding against them, regardless of whether the Corporation would have the power under law or these Regulations to indemnify any such person."

     Middlefield has also entered into indemnification agreements with its directors and with executive officers of Middlefield and The Middlefield Banking Company. See Exhibit 99.2.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not Applicable

ITEM 8.  EXHIBITS

     See the Index to Exhibits

ITEM 9.  UNDERTAKINGS

A.   The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

           provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Middlefield Banc Corp. under Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Middlefield Banc Corp., the registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Middlefield, State of Ohio, on this 17/th/ day of July, 2001.

                              Middlefield Banc Corp.

                              By: /s/ Thomas G. Caldwell
                              -----------------------------------------
                              Thomas G. Caldwell, President and Chief Executive Officer

                       Power of Attorney and Signatures

     Each person whose signature appears below constitutes and appoints ThomasG. Caldwell and James R. Heslop II, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, as attorneys or attorney of the undersigned, to execute and file under the Securities Act of 1933 a registration statement on Form S-8 for the offer and sale of shares of common stock, without par value, of Middlefield Banc Corp., and any and all amendments and exhibits thereto, including pre- and post-effective amendments, and any and all applications or other documents to be filed with the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. and any state securities agency or agencies pertaining to registration or qualification of the shares of common stock of Middlefield Banc Corp. or the offer and sale thereof, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the said person, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Thomas G. Caldwell                                               July 17, 2001
-----------------------------
Thomas G. Caldwell, President, Chief Executive Officer and Director

/s/ Donald L. Stacy                                                  July 17, 2001
-----------------------------
Donald L. Stacy (Principal Financial and Accounting Officer)

/s/ Richard T. Coyne                                                 July 17, 2001
-----------------------------
Richard T. Coyne, Director

-----------------------------
Frances H. Frank, Director

/s/ Thomas C. Halstead                                               July 17, 2001
-----------------------------
Thomas C. Halstead, Director

/s/ George F. Hasman                                                 July 17, 2001
-----------------------------
George F. Hasman, Director

/s/ Donald D. Hunter                                                 July 17, 2001
-----------------------------
Donald D. Hunter, Chairman of the Board and Director

-----------------------------
Martin S. Paul, Director

-----------------------------
Donald E. Villers, Director

                                 EXHIBIT INDEX

EXHIBIT
NUMBER      DESCRIPTION
----------  -----------
      4     Specimen common stock certificate (included as Exhibit 4 to
            Middlefield Banc Corp.'s Form 10-12G Registration Statement filed on
            April 17, 2001 (Securities and Exchange Commission File Number 033-
            23094) and incorporated herein by this reference)
*     5     Opinion of Grady & Associates regarding legality
*     23.1  Consent of S.R. Snodgrass, A.C.
      23.4  Consent of Grady & Associates (included in Exhibit 5)
      24    Power of Attorney (included on the signature page of this Form S-8 registration statement)
      99.1  1999 Option Plan (included as Exhibit 10.1 to Middlefield Banc
            Corp.'s Form 10-12G Registration Statement filed on April 17, 2001
            (Securities and Exchange Commission File Number 033-23094) and incorporated herein by this reference)
      99.2  Form of Indemnification Agreement for directors and executive officers (included as Exhibit 99.1 to the Form 10-12G Registration
            Statement Amendment No. 1, filed on June 14, 2001 (Securities and
            Exchange Commission File No. 033-23094) and incorporated herein by this reference)

----------
*     Filed herewith